Exhibit 10.3
CERTAIN INFORMATION IDENTIFIED WITH THE MARK “(***)” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO LICENSE AGREEMENT
between
Flame Biosciences, Inc. and
Eli Lilly and Company

This First Amendment to the License Agreement (the “Amendment”) is dated February 2, 2021, and amends that certain License Agreement dated November 25, 2019 between Flame Biosciences, Inc., a Delaware corporation with a place of business at 280 Union Square Drive, New Hope, Pennsylvania 18938 (“Flame”), and Eli Lilly and Company, having an address at Lilly Corporate Center, Indianapolis, Indiana, 46285, United States of America (“Lilly”) (such agreement, the “Agreement”). Flame and Lilly may be referred to herein individually as a “Party” or collectively as the “Parties”.

The Parties hereby agree to amend the Agreement as follows:

1.Definitions. Those capitalized terms not otherwise defined herein shall have the meaning established therefor under the Agreement.
2.Section 1.39(d) is hereby replaced with the following:

(d) Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price, including those granted to managed health care organizations, wholesalers, buying groups, retailers or to federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers; and

3.Section 4.2(a) is hereby replaced with the following:

(a) Initial Regulatory Milestone. Flame will make a one-time non-refundable and noncreditable payment to Lilly in the amount of (***) as follows: (i) If the first dosing of the first patient in a Phase III Clinical Trial or an equivalent registration trial occurs as evidenced by written documentation from the Regulatory Authority of a Major Country (***) is unable to undertake development activities due to a delay caused by a Regulatory Authority), Flame will make the payment upon the first submission by Flame, its Affiliate or Sublicensee of a BLA or equivalent in any Major Country for the Licensed Product; and (ii) If the first dosing of the first patient in a Phase III Clinical Trial or an equivalent registration trial (***) is unable to undertake development activities due to a delay caused by a Regulatory Authority), Flame will make the

FIRST AMENDMENT TO LICENSE AGREEMENT

payment upon the first dosing of the first patient in a Phase III Clinical Trial or an equivalent registration for the Licensed Product by Flame, its Affiliate or Sublicensee. Such payment will be made within thirty (30) days after the first achievement, whether by Flame, its Affiliate or Sublicensee.
4.Section 4.3 is hereby replaced with the following:

FIRST AMENDMENT TO LICENSE AGREEMENT

Subject to Section 4.5, Flame will pay Lilly a tiered royalty on the Calendar Year Net Sales of the Licensed Product as follows:

Portion of Calendar Year Net Sales of the Licensed Product (U.S. dollars)	Royalty rate applicable to such portion
(***) to (***)	(***)
More than (***) to (***)	(***)
More than (***) (i.e., (***))	(***)

4. Miscellaneous. This Amendment, when executed by the Parties, constitutes an amendment to the Agreement made in accordance therewith. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Scanned, electronic, PDF exchange, and facsimile signatures will be as binding as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date and this Amendment is effective as of the Amendment Effective Date.

ELI LILLY AND COMPANY			FLAME BIOSCIENCES, INC.

By:		By:
Name:	Daniel Skovronsky MD PhD	Name:	Harlan F. Weisman, M.D.
Title:	President Lilly Research Labs	Title:	President & Chief Executive Officer
Date:	01/29/2021	Date:	02/02/2021

FIRST AMENDMENT TO LICENSE AGREEMENT